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                           RENAISSANCE GOLF PRODUCTS, INC.

                         NON-QUALIFIED STOCK OPTION AGREEMENT

    THIS NON-QUALIFIED STOCK OPTION AGREEMENT, hereinafter referred to as the "Option" or the "Agreement," is made as of the 30th day of October 1996, between RENAISSANCE GOLF PRODUCTS, INC., a Delaware corporation (hereinafter referred to as the "COMPANY"), and MONT WARREN (the "OPTIONEE"), residing at _____________
______________________________________.

    The Board of Directors of the COMPANY hereby grants an option on 150,000 shares of common stock of the COMPANY ("Common Stock") to the OPTIONEE at the price and in all respects subject to the terms, definitions and provisions of the Agreement.

    1.  OPTION PRICE.  The option price is $.50 per share.

    2.  EXERCISE OF OPTION.

         2.1 RIGHT TO EXERCISE. The options shall be exercisable by the OPTIONEE, his personal representative, or his assignee, in whole or in part in accordance with the terms of this Agreement and is exercisable from June 30, 2006, until the close of business on December 31, 2006. However, portions of such Options shall be exercisable earlier if the following conditions are satisfied: (i) 50,000 of the Options shall be exercisable after March 31, 1998 on the condition that the Company s sales, as reported in its quarterly and annual filings with the Securities and Exchange Commission total at least $5,000,000 during the period from October 1, 1996 through December 31, 1997;
(ii) 50,000 of the Options shall be exercisable after March 31, 1999 on the condition that the Company s sales, as reported in its quarterly and annual filings with the Securities and Exchange Commission total at least $8,000,000 during the period from January 1, 1998 through December 31, 1998; and (iii) 50,000 of the Options shall be exercisable after March 31, 2000 on the condition that the Company s sales, as reported in its quarterly and annual filings with the Securities and Exchange Commission total at least $10,000,000 during the period from January 1, 1999 through December 31, 1999.

              2.2 METHOD OF EXERCISE. This Option shall be exercisable by a written notice which shall:

              (a) State the election to exercise the Option, the number of shares in respect of which it is being exercised, the person in whose name the shares are to be issued (if the shares are issued to individuals), the names, addresses and Social Security Numbers of such persons; and

              (b) Contain such representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as are required by law may be satisfactory to the COMPANY's counsel; and

              (c) Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the OPTIONEE, be accompanied by proof, satisfactory to counsel for the COMPANY, of the right of such person or persons to exercise the Option; and

              (d) Be accompanied by a payment for the purchase price of those shares with respect to which the Option is being exercised in the form of cash or check. The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.


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         2.3  RESTRICTIONS ON EXERCISE.  As a condition to his exercise of this
Option, the COMPANY may require the person exercising this Option to comply with applicable laws or regulations.

         2.4 ALTERNATIVE FORMS OF PAYMENT OF THE PURCHASE PRICE. In addition to payment of the purchase price of those shares with respect to which the Option is being exercised in cash, as specified in Section 2.2 (d) above, the purchase price of the shares with respect to which the Option is being exercised may be paid (i) by forgiveness of indebtedness owed by the COMPANY to the OPTIONEE; (ii) by delivery to the COMPANY of shares of Common Stock of the COMPANY equal in value, based on the "fair market value" (as hereinafter defined), to the exercise price; (iii) by reducing the number of shares to be delivered to the OPTIONEE upon exercise of the option by such number of shares of Common Stock equal in value, based on the "fair market value" (as hereinafter defined), to the exercise price; or (iv) by the delivery, concurrently with such exercise, of a properly executed exercise notice for the option and irrevocable instructions to a broker promptly to deliver to the COMPANY the purchase price for the shares with respect to which the Option is being exercised or from the proceeds of a loan being secured by the option shares. The term "fair market value" shall mean the average over the previous five trading days of the reported closing sales price on the Nasdaq Small Cap Market, the Nasdaq National Market System, or such other national securities exchange on which the COMPANY's shares may be traded, or if not trading on the Nasdaq Small Cap Market, the Nasdaq National Market System, or a national securities exchange, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the COMPANY for that purpose.

    3. TRANSFERABILITY OF OPTION. This Option may be transferred in any manner by will or the laws of descent or distribution and may be exercised during the lifetime of the OPTIONEE by an assignee of the OPTIONEE.

    4. STOCK SUBJECT TO THE OPTION. The COMPANY shall set aside shares of Common Stock, which it now holds as authorized and unissued shares, in an amount equal to the number of shares which will be issued upon the exercise of this Option. If the Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased shares which were subject thereto shall be free from any restrictions occasioned by this Option Agreement. If the COMPANY has been listed on a stock exchange, the COMPANY will not be required to issue or deliver any certificate or certificates for shares to be issued hereunder until such shares have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange on which outstanding shares of the same class may then be listed and until the COMPANY has taken such steps as may, in the opinon of counsel for the CORPORATION, be required by law and applicable regulations, including the rules and regulations of the Securities and Exchange Commission, and state blue sky laws and regulations, in connection with the issuance or sale of such shares, and the listing of such shares on each such exchange. The COMPANY will use its best efforts to comply with any such requirements forthwith upon the exercise of the Option.

    5. NO ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR STOCK SPLITS. Neither the number of shares subject to the Option nor the exercise price shall be subject to adjustment upon a change in capitalization, stock split, or under any other circumstances.

    6. NOTICES. Each notice relating to this Agreement shall be in writing and delivered in person or by certified mail to the proper address. Each notice shall be deemed to have been given on the date it is received. Each notice to the COMPANY shall be addressed to it at its principal office at 5812 Machine Drive, Huntington Beach, California 92649, or to its then primary business address, to the attention of the Secretary of the COMPANY. Each notice to the OPTIONEE or other person or persons then entitled to exercise the Option shall be addressed to the OPTIONEE or such other person or persons at the OPTIONEE's address set forth in the heading of this Agreement. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.


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    7.  BENEFITS OF AGREEMENT.  This Agreement shall inure to the benefit of and be binding upon each successor of the COMPANY. All obligations imposed upon the OPTIONEE and all rights granted to the COMPANY under this Agreement shall be binding upon the OPTIONEE's heirs, legal representatives, and successors. This Agreement shall be the sole and exclusive source of any and all rights which the OPTIONEE, his heirs, legal representatives, or successors may have in respect to the Plan or any options or Common Stock granted or issued thereunder, whether to him, or herself, or to any other person.

    8. RESOLUTION OF DISPUTES. Any dispute or disagreement which should arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement will be determined by the Board of Directors of the COMPANY. Any determination made hereunder shall be final, binding, and conclusive for all purposes.

    IN WITNESS WHEREOF, the COMPANY and the OPTIONEE have caused this Agreement to be executed as of the day, month and year first above-written.

THE COMPANY:

RENAISSANCE GOLF PRODUCTS, INC.
a Delaware corporation


By:  ____________________________________
    John B. Hewlett,
    Chairman of the Board


(CORPORATE SEAL)


THE OPTIONEE:



_________________________________________
MONT WARREN



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